Exhibit 3.2

                                                              Revised 12/93

                          THERMO ELECTRON CORPORATION

                                    BY-LAWS

                               TABLE OF CONTENTS



Title                                                                   Page

Article I - Offices  ...................................................1


Article II - Stockholders  .............................................1
     Section 1.   Annual Meeting  ......................................1
     Section 2.   Special Meetings  ....................................1
     Section 3.   Notice of Meetings  ..................................1
     Section 4.   Quorum  ..............................................2
     Section 5.   Voting  ..............................................2
     Section 6.   Presiding Officer and Secretary  .....................2
     Section 7.   Proxies  .............................................2
     Section 8.   Judges  ..............................................2
     Section 9.   List of Stockholders  ................................3


Article III- Directors  ................................................
                        ................................................
                        ................................................3
     Section 1.   Number, Election and Tenure  .........................3
     Section 2.   Vacancies  ...........................................3
     Section 3.   Resignations  ....................................... 4
     Section 4.   Meetings  ............................................4
     Section 5.   Quorum  ..............................................4
     Section 6.   Compensation of Directors  ...........................4
     Section 7.   Committees  ..........................................5

Title                                                                   Page

Article IV - Officers and Agents  ......................................5
     Section 1.   General Provisions  ..................................5
     Section 2.   The President  .......................................5
     Section 3.   Vice Presidents  .....................................6
     Section 4.   Chief Financial Officer  .............................6
     Section 5.   The Treasurer   ......................................6
     Section 6.   The Secretary  .......................................6
     Section 7.   Assistant Treasurer  .................................7
     Section 8.   Assistant Secretary  .................................7
     Section 9.   Other Officers  ......................................7
     Section 10.  Delegation of Duties  ................................7


Article V - Capital Stock  .............................................7
     Section 1.   Certificates for Shares  .............................7
     Section 2.   Transfer of Shares of Stock  .........................7
     Section 3.   Lost, Stolen or Destroyed Certificates  ..............8
     Section 4.   Closing of Transfer Books; Record Date  ..............8
     Section 5.   Maintenance of Stock Ledger  .........................8


Article VI - Seal  .....................................................9


Article VII - Waiver  ..................................................9


Article VIII - Checks, Notes, Drafts, etc.  ............................9


Article IX - Amendments  ...............................................9

                          THERMO ELECTRON CORPORATION

                                    BY-LAWS


                              ARTICLE I - OFFICES

     The principal office of the Corporation in the State of Delaware is located at 100 West Tenth Street in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is called The Corporation Trust Company. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

                           ARTICLE II - STOCKHOLDERS

     Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in the Corporation's offices in Waltham, Massachusetts, or at such other place within or without the State of Delaware, and at such time, as may be specified in the notice of meeting or waiver thereof, on the second Wednesday in May in each year or on such other date within six months of the end of the Corporation's fiscal year as may be fixed by the Board of Directors.

     Section 2. Special Meetings. A special meeting of the stockholders of the Corporation, unless otherwise regulated by statute, may be called by the President and shall be called by the President, the Secretary or an Assistant Secretary when directed to do so by resolution of the Board of Directors at a duly convened meeting of the Board, or at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. On failure of any officer above specified to call such special meeting when duly requested, the signers of such request may call such special meeting over their own signatures. Special meetings shall be held at such place within or without the State of Delaware as may be specified in the call thereof. Business transacted at all special meetings shall be confined to the objects stated in the call.

     Section 3. Notice of Meetings. Written notice of every meeting of the stockholders shall be served by the Secretary or an Assistant Secretary, either personally or by mail upon each stockholder of record entitled to vote at such meeting, at least ten days before the meeting. If mailed, the notice of a meeting shall be directed to a stockholder at his last known post office address. The notice of every meeting of the stockholders shall state the purpose or purposes for which the meeting is called and the time when and the place where it is to be held.



     Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, at any meeting of the stockholders there must be present in person or by proxy the holders of record of a majority of all shares of stock issued and outstanding and entitled to vote upon any question to be considered at the meeting in order to constitute a quorum for the transaction of any business, but a lesser interest may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum be present, and thereupon any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally called. Except as otherwise provided by law, or by the Certificate of Incorporation or by these By-Laws, the vote of a majority of the shares present and entitled to vote at a meeting shall decide any question brought before such meeting.

     Section 5. Voting. At every meeting of the stockholders, except as may be otherwise provided in the Certificate of Incorporation or in these By-Laws, every stockholder of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation at the time of the meeting, or, if a record date shall have been fixed as hereinafter provided, on such record date; but, except where the transfer books of the Corporation shall have been closed or a record date shall have been fixed, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within 20 days next preceding such election of directors. No person may be elected a director unless his name shall have first been put before the meeting or the stockholders by nomination of one of the stockholders. Upon the demand of any stockholder entitled to vote, the vote for directors, or the vote upon any question before a meeting, shall be by ballot, but otherwise the method of voting shall be discretionary with the presiding officer at the meeting.

     Section 6. Presiding Officer and Secretary. At all meetings of the stockholders, the President of the Corporation, or in his absence a Vice President or if none be present, the appointee of the meeting, shall preside. The Secretary of the Corporation, or in his absence an Assistant Secretary, or if none be present the appointee of the Presiding Officer of the meeting, shall act as Secretary of the meeting.

     Section 7. Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period. Every proxy must be executed in writing by the stockholder himself, or by his duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the Secretary of the Corporation before the meeting or to the Judges at the meeting.

     Section 8. Judges. At each meeting of the stockholders at which the vote for directors or the vote upon any question before the meeting is taken by ballot, the polls shall be opened and closed by, and the proxies and ballots shall be received and taken in charge by, and all questions touching on the qualifications of voters and the validity of proxies and the acceptance and rejection of the same shall be decided by two Judges. Such Judges may be appointed by the Board of Directors before the meeting, but if no such appointment shall have been made, they shall be appointed by the meeting. If for any reason any Judge previously appointed shall fail to



attend or refuse or be unable to serve, a Judge in his place shall be appointed by the meeting. Any appointment of Judges by the meeting shall be by per capita vote of the stockholders present and entitled to vote.

     Section 9. List of Stockholders. At least ten days prior to every election of directors a complete list of the stockholders entitled to vote at such election, arranged in alphabetical order and indicating the number of voting shares held by each, shall be prepared and certified by the Secretary or an Assistant Secretary. Such list shall be filed at the place where the election is to be held and shall, at all times during the usual hours for business and during the whole time of said election, be opened to the examination of any stockholder.

                            ARTICLE III - DIRECTORS

     Section 1. Number, Election and Tenure. Except as may be otherwise specifically provided by law, the Restated Certificate of Incorporation or by these By-Laws, the power, business, property and affairs of the Corporation shall be exercised and managed by a board of directors which shall consist of not less than eight or more than twelve directors. Within such limit, the number of directors shall be determined by resolution of the board of directors. The board of directors shall be divided into three classes as nearly as equal in number as possible. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Such classes shall consist of one class of directors who shall be elected for a three-year term expiring at the annual meeting of stockholders held in 1986; a second class of directors who shall be elected for a three-year term expiring at the annual meeting of stockholders held in 1987; and a third class of directors who shall be elected for a three-year term expiring at the annual meeting of stockholders held in 1988. At each annual meeting of stockholders beginning in 1986, the successors of the class of directors whose term expires at that annual meeting shall be elected for a three-year term. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, or until his earlier death, resignation, retirement, disqualification or removal. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at the annual meeting of stockholders. No director need be a stockholder.

     Section 2. Vacancies. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall be elected for the same remaining term as that of his predecessor in office. Any additional director of any class elected to fill a vacancy resulting from an increase in any such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.



     Section 3. Resignations. Any director may resign from his office at any time by delivering his resignation in writing to the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

     Section 4. Meetings. The Board of Directors may hold its meetings in such place or places within or without the State of Delaware as the Board from time to time by resolution may determine or as shall be specified in the respective notices or waivers of notice thereof, and the directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, not inconsistent with these By-Laws, as they may deem proper. An annual meeting of the Board for the election of officers shall be held within three days following the day on which the annual meeting of the stockholders for the election of directors shall have been held. The Board of Directors from time to time by resolution may fix a time and place (or varying times and places) for the annual and other regular meetings of the Board; provided, that, unless a time and place is so fixed for any annual meeting of the Board, the same shall be held immediately following the annual meeting of the stockholders at the same place at which such meeting shall have been held. No notice of the annual or other regular meetings of the Board need be given. Other meetings of the Board of Directors shall be held whenever called by the President or by any two of the directors for the time being in office; and the Secretary or an Assistant Secretary shall give notice of each such meeting to each director by mailing the same not later than the second day before the meeting, or personally or by telegraphing, cabling or telephoning the same not later than the day before the meeting. No notice of a meeting need be given if all directors are present in person. Any business may be transacted at any meeting of the Board of Directors, whether or not specified in a notice of the meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, and such written consent is filed with the minutes of proceedings of the Board.

     Section 5. Quorum. Except as may be otherwise specifically provided by law, the Restated Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If there be less than a quorum at any meeting of the Board of Directors, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time, without notice other than announcement at the meeting which shall be so adjourned, until a quorum shall be present.

     Section 6. Compensation of Directors. The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, as well as a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.



     Section 7.  Committees.   The  Board of  Directors  may, by  resolution  or
resolutions, passed by a majority of the whole Board, from time to time designate an Executive Committee and such other committee or committees as it may determine, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise any powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have the power to authorize the seal of the corporation to be affixed to all papers which may require it. Any action required or permitted to be taken at any meeting of the committee may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of such committee, and such written consent is filed with the minutes of proceedings of the committee.

                        ARTICLE IV - OFFICERS AND AGENTS

     Section 1. General Provisions. The officers of the Corporation shall be a President, a Chief Financial Officer, a Treasurer and a Secretary, and may include one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, all of whom shall be appointed by the Board of Directors as soon as may be after the election of directors in each year. The President shall be chosen from among the directors. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by any two or more officers. Each of such officers shall serve until the annual meeting of the Board of Directors next succeeding his appointment and until his successor shall have been chosen and shall have qualified. The Board of Directors may appoint such officers, agents and employees as it may deem necessary or proper, who shall respectively have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. All officers, agents and employees appointed by the Board of Directors shall be subject to removal at any time by the affirmative vote of a majority of the whole Board. Other agents and employees may be removed at any time by the Board of Directors, by the officer appointing them, or by any other superior upon whom such power of removal may be conferred by the Board of Directors. The salaries of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer.

     Section 2. The President. The President shall be the principal executive officer of the Corporation and shall preside at all meetings of the stockholders and of the Board of Directors. Subject to the control of the Board of Directors, he shall have general charge of the business and affairs of the Corporation and shall keep the Board fully advised. At the direction of the Board of Directors, he shall have power in the name of the Corporation and on its behalf to execute any and all deeds, mortgages, contracts, agreements and other instruments in writing. He shall employ and discharge employees and agents of the Corporation, except such as shall hold their offices by appointment of the Board of Directors, but he may delegate these powers to other officers as to employees under their immediate supervision. He shall have such powers and perform such duties as generally pertain to the office of President, as well as such further powers and duties as may be prescribed by the Board of Directors. The President shall have full power



and authority on behalf of the Corporation to execute any stockholders' consents and to attend and act and to vote in person or by proxy at any meetings of stockholders of any corporation in which the Corporation may own stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

     Section 3. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe, and shall perform such other duties as may be prescribed in these By-Laws. In the absence or inability to act of the President, the Vice President next in order as designated by the Board of Directors or, in the absence of such designation, senior in length of service in such capacity who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Board of Directors. The performance of any duty by a Vice President shall be conclusive evidence of his power to act.

     Section 4. Chief Financial Officer. The Board of Directors shall designate the President or a Vice President to serve as the Chief Financial Officer of the Corporation. The Chief Financial Officer shall be responsible for the financial records and affairs of the Corporation and shall have such further powers and duties as are incident to the position of Chief Financial Officer, subject to the direction of the President and the Board of Directors. The Chief Financial Officer shall supervise the activities of the Treasurer of the Corporation, who shall be subordinate to and report to the Chief Financial Officer. The Chief Financial Officer shall perform such of the duties of the President on behalf of the Corporation as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board or the President.

     Section 5. The Treasurer. The Treasurer shall have the care and custody of all funds and securities of the Corporation which may come into his hands and shall deposit the same to the credit of the Corporation in such bank or banks or other depository or depositories as the Board of Directors may designate. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He shall be subordinate to and responsible to the President or Vice President who is designated Chief Financial Officer by the Board of Directors. He shall render an account of his transactions to the Board of Directors as often as they shall require the same and shall at all reasonable times exhibit his books and accounts to any director; shall cause to be entered regularly in books kept for that purpose full and accurate account of all moneys received and paid by him on account of the Corporation; and shall have such further powers and duties as are incident to the position of Treasurer, subject to the control of the Board of Directors. He may be required by the Board of Directors to give a bond for the faithful discharge of his duties in such sum and with such surety as the Board may require.

     Section 6. The Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders and shall attend to the giving and serving of all notices of the Corporation. He shall have custody of the seal of the Corporation and shall affix the seal



to all certificates of shares of stock of the Corporation and to such other papers or documents as may be proper and, when the seal is so affixed, he shall attest the same by his signature wherever required. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.

     Section 7. Assistant Treasurers. In the absence or inability of the Treasurer to act, any Assistant Treasurer may perform all the duties and exercise all of the powers of the Treasurer, subject to the control of the Board of Directors. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may from time to time assign to him.

     Section 8.   Assistant Secretaries.   In the  absence or  inability of  the
Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary, subject to the control of the Board of Directors. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may from time to time assign to him.

     Section 9.  Other Officers.   Other officers shall perform such duties  and
have such powers as may from time to time be assigned to them by the Board of Directors.

     Section 10. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer, for the time being, the powers or duties, or any of them, of such officer upon any other officer, or upon any director.

                           ARTICLE V - CAPITAL STOCK

     Section 1. Certificate for Shares. Certificates for shares of stock of the Corporation certifying the number and class of shares owned shall be issued to each stockholder in such form not inconsistent with the Certificate of Incorporation and these By-Laws, as shall be approved by the Board of Directors. The certificates for the shares of each class shall be numbered and registered in the order in which they are issued and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and the seal of the Corporation shall be affixed thereto. All certificates exchanged or returned to the Corporation shall be cancelled.

     Section 2. Transfer of Shares of Stock. Transfers of shares shall be made only upon the books of the Corporation by the holder, in person or by attorney lawfully constituted in writing, and on the surrender of the certificate or certificates for such shares properly assigned. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these By-Laws, as they may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.



     Section 3. Lost, Stolen or Destroyed Certificates. The Board of Directors, in their discretion, may require the owner of any certificate of stock alleged to have been lost, stolen or destroyed, or his legal representatives, to give the Corporation a bond in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, as a condition of the issue of a new certificate of stock in the place of any certificate theretofore issued alleged to have been lost, stolen or destroyed. Proper and legal evidence of such loss, theft or destruction shall be procured for the Board, if required. The Board of Directors, in their discretion, may refuse to issue such new certificate, save upon the order of some court having jurisdiction in such matters.

     Section 4. Closing of Transfer Books: Record Date. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding 50 days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding 50 days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 50 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     Section 5. Maintenance of Stock Ledger. The original or a duplicate stock ledger containing the names and addresses of the stockholders, and the number of shares held by them, respectively, shall at all times, during the usual hours for business, be open to the examination of every stockholder at the principal office or place of business of the Corporation in the State of Delaware.

                               ARTICLE VI - SEAL

     The seal of the Corporation shall consist of a flat-faced circular die with the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware" inscribed thereon.


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                              ARTICLE VII - WAIVER

     Whenever any notice whatever is required to be given by statute or under the provisions of the Certificate of Incorporation or By-Laws of this Corporation a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                   ARTICLE VIII - CHECKS, NOTES, DRAFTS, ETC.

     Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors shall from time to time determine.

                            ARTICLE IX - AMENDMENTS

     These By-Laws, or any of them, may be altered, amended or repealed, and new By-Laws may be adopted, (1) by the stockholders, at any annual meeting, or at any special meeting called for that purpose, as provided and subject to the limitations set forth in the Restated Certificate of Incorporation or (2) by the Board of Directors, (a) at any duly convened meeting by a majority vote of the whole Board, or (b) without a meeting by prior written consent signed by all members of the Board and filed with the minutes of proceedings of the Board, but any such action of the Board of Directors may be amended or repealed by the stockholders at any annual meeting or any special meeting called for that purpose as provided and subject to the limitations set forth in the Restated Certificate of Incorporation. The time and place, as fixed by these By-Laws, of the annual meeting of the stockholders for the election of directors shall not be changed within 60 days next before the day on which the election is to be held, and a notice of any change shall be given to each stockholder entitled to vote there at least 20 days before the election is held, in person or by letter mailed to his last known post office address.



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